UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2011
SOURCEFIRE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-33350	52-2289365
(Commission File No.)	(IRS Employer Identification No.)

9770 Patuxent Woods Drive Columbia, Maryland 21046 (Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: 410-290-1616
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Appointment of Charles E. Peters, Jr. as Director of the Company
     On July 26, 2011, the Board of Directors of Sourcefire, Inc. (the “Company”) appointed Mr. Charles E. Peters, Jr. as a director of the Company. Mr. Peters will serve as a Class C director whose term will expire at the 2012 Annual Meeting of Stockholders. The Board of Directors has not determined the committees of the Board, if any, to which Mr. Peters will be named as a member.
     Additional information regarding Mr. Peters is set forth below:
     Charles E. Peters, Jr., 59, has served as Executive Vice President and Chief Financial Officer of Red Hat, Inc. since August 2004. Prior to joining Red Hat, Mr. Peters served as Senior Vice President and Chief Financial Officer of Burlington Industries, Inc., a NYSE-listed multi-national manufacturer of fabrics and textiles for apparel and interior furnishings, from November 1995 until November 2003 and as a consultant to Burlington Industries, Inc. while employed by BTI Distribution Trust from November 2003 until joining Red Hat. From 1991 to 1995, Mr. Peters was Senior Vice President Finance at Boston Edison Company, a NYSE-listed electric power company serving the Boston area. Prior to that, he served as Chief Financial Officer at GenRad, Inc., a NYSE-listed multi-national manufacturer of automatic test equipment. Mr. Peters began his career with Price Waterhouse in 1973, serving in Boston and London in the audit division. Mr. Peters is a Certified Public Accountant and holds a Bachelor of Business Administration from the University of Massachusetts as well as a Master of Science in Finance from Bentley College.
     Mr. Peters will be compensated in accordance with the Company’s Non-Employee Director Compensation Policy. He will receive a cash retainer of $25,000 for his service as a director from the date of his appointment through the date of the Company’s 2012 annual meeting of stockholders, representing a pro rata portion of the Company’s current annual cash fee for non-employee directors.
     In addition, Mr. Peters received an initial grant of 7,547 shares of restricted stock under the Company’s 2007 Stock Incentive Plan, with the number of shares being equal to $200,000 divided by the closing price of the Company’s common stock on July 26, 2011, the date of grant. The restricted stock will vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to Mr. Peters continued service with the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2011	Sourcefire, Inc.
	By:	/s/ Douglas W. McNitt
Douglas W. McNitt
Secretary and General Counsel